UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015

EPR Properties

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 9, 2015, EPR Properties (the “Company”) will file with the Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement in connection with a proposed underwritten public offering of a new series of its senior notes (the “Senior Notes”). The offering is being made pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the SEC on Form S-3.

The preliminary prospectus supplement includes a discussion of the Company’s recent developments and the proposed use of proceeds of the offering as described below.

Recent Developments

Investments

As of March 6, 2015, the Company’s investment spending in its operating segments since December 31, 2014 totaled approximately $103.5 million, and included investments in each of its four reportable operating segments.

•	Entertainment—investment spending since December 31, 2014 totaled approximately $15.1 million, and related primarily to the purchase of a megaplex theatre, as well as investments in build-to-suit construction of two megaplex theatres and one family entertainment center, each of which is subject to a long-term, triple-net lease agreement.

•	Education—investment spending since December 31, 2014 totaled approximately $31.3 million, and related primarily to investments in build-to-suit construction of 14 public charter schools, three private schools and 16 early childhood education centers, each of which is subject to a long-term, triple-net lease or long-term mortgage agreement.

•	Recreation—investment spending since December 31, 2014 totaled approximately $55.4 million, and related primarily to the purchase of a metro ski park, as well as investments in build-to-suit construction of 11 Topgolf golf entertainment facilities and additional improvements at the Camelback Mountain Ski Resort, each of which is subject to a long-term, triple-net lease or long-term mortgage agreement.

•	Other—investment spending since December 31, 2014 totaled approximately $1.7 million and was related to the Adelaar casino and resort project in Sullivan County, New York.

Use of Proceeds

The preliminary prospectus supplement also discloses that the Company intends to use the net proceeds from the offering to repay the outstanding principal balance of the Company’s unsecured revolving credit facility (which had an outstanding balance of approximately $185.0 million at March 6, 2015) and the remaining amount of net proceeds for general business purposes, which may include funding the Company’s ongoing pipeline of acquisition and build-to-suit projects. Pending application of any portion of the net proceeds from the offering to the uses described above, the Company may invest such proceeds in interest-bearing accounts and short-term interest-bearing securities which are consistent with its qualification as a REIT under the Internal Revenue Code of 1986, as amended.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

THIS REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S PLANNED ISSUANCE OF THE SENIOR NOTES AND ITS INTENDED USE OF THE PROCEEDS. THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE COMPANY’S FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD-LOOKING STATEMENTS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Senior Vice President, Treasurer and Chief Financial Officer

Date: March 9, 2015